EXHIBIT 99.1

The Community Financial Corporation Announces $10.8 Million Private Placement of Common Stock

WALDORF, Md., Dec. 31, 2019 (GLOBE NEWSWIRE) -- The Community Financial Corporation, (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”) announced today that it has completed a private placement of 312,747 shares of its common stock.  For shares issued to non-insiders of the Company, the number of shares of common stock issued in the private placement was determined based on a price of $34.28 per share, which represents the thirty-day average closing price of the Company’s common stock ending on December 17, 2019.  For insiders of the Company, as required by NASDAQ market rules, the amount of common stock issued in the private placement was determined based on a price of $35.43 per share, which represents the consolidated closing bid price per share immediately preceding the time the Company entered into a binding agreement to issue the securities.  There were no underwriting discounts or commissions.

The Company's President and Chief Executive Officer, William J. Pasenelli, stated, “We are very pleased to announce the completion of a community offering of $10.8 million of our common stock which was completed today. Through this offering, we wanted to provide residents of the communities we serve, including our customers and business partners, as well as our officers and directors, with the opportunity to invest in the Company. Our plan is to use the proceeds of the offering as part of the overall redemption of the Company’s outstanding $23.0 million of 6.25% fixed-to-floating rate subordinated notes that are due on February 15, 2025. We are currently seeking regulatory approval to redeem the subordinated notes.”

The Company expects, subject to the receipt of regulatory approval, to use proceeds from the sale of the common stock to redeem a like amount of its outstanding unsecured 6.25% fixed-to-floating rate subordinated notes due February 15, 2025 on or after the date such subordinated notes first become callable on February 15, 2020. To the extent the proceeds are not used to redeem the subordinated notes, the proceeds from the offering will be used for general corporate purposes. General corporate purposes may include working capital, repurchasing shares of our common stock, paying dividends, providing capital to support the organic growth of the Bank, funding the opportunistic acquisition of similar or complementary financial service organizations, financing investments and capital expenditures, and for investments in the Bank as regulatory capital.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $1.8 billion. Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses. The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, the Company’s expectation to use, subject to the receipt of regulatory approval, the proceeds from the sale of the common stock to redeem a like amount of its outstanding unsecured 6.25% fixed-to-floating rate subordinated notes due February 15, 2025, those relating to the Company’s and the Bank’s future growth, management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to any acquisition; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the inability to receive any regulatory approval necessary to redeem outstanding unsecured 6.25% fixed-to-floating rate subordinated notes due February 15, 2025, the synergies and other expected financial benefits from any acquisition that we have undertaken or undertake in the future may not be realized within the expected time frames; changes in the Company’s or the Bank’s strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Contact:
William J. Pasenelli, President and Chief Executive Officer
(888) 745-2265